PRESS RELEASE	Contact: Stephanie A. Heist
January 20, 2011	(302) 571-5259 sheist@wsfsbank.com

WSFS ANNOUNCES 4TH QUARTER AND FULL YEAR 2010
EARNINGS RELEASE DATE AND CONFERENCE CALL

WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ/GS: WSFS), the parent company of WSFS Bank, today announced it expects to report fourth quarter and full year 2010 earnings at the end of business Thursday, February 3, 2011.  Management will conduct a conference call to review this information at 1:00 p.m. Eastern Standard Time (EST) on Friday, February 4, 2011.  Interested parties may listen to this call by dialing 1-877-312-5857.

A rebroadcast of the conference call will be available two hours after the completion of the conference call until Friday, February 11, 2011, by calling 1-800-642-1687 and using Conference ID 38907902.

About WSFS Financial Corporation
WSFS Financial Corporation is a multi-billion dollar financial services company.  Its primary subsidiary, Wilmington Savings Fund Society, FSB (WSFS Bank), is Delaware’s oldest, locally-managed bank and trust company headquartered in Delaware with $3.8 billion in assets on its balance sheet and $7 billion in trust assets under administration.  WSFS has 42 offices located in Delaware (35), Pennsylvania (5), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking and wealth management through its Christiana Trust division.  Other subsidiaries or divisions include WSFS Investment Group, Inc., Cypress Capital Management, LLC and Cash Connect, a leading provider of ATM vault cash in North America.  Serving the Delaware Valley since 1832, WSFS is one of the ten oldest banks in the United States continuously operating under the same name.  For more information, please visit www.wsfsbank.com.

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